Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Access Worldwide Communications, Inc.

Arlington, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 2, 2007, relating to the consolidated financial statements of Access Worldwide Communications, Inc. (the “Company”) as of December 31, 2006 and for the year then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Boca Raton, Florida

December 27, 2007

2401 NW Boca Raton Boulevard • Boca Raton, FL 33431-6632 • t: 561.367.1040 • f: 561.750.3236

4455 Military Trail, Suite 201 • Jupiter, FL 33458-3046 • t: 561.622.8920 • f: 561.624.1151

2700 West Cypress Creek Road, Suite D 126 • Fort Lauderdale, FL 33309-1751 • t: 954.974.3544 • f: 954.974.3680

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